Exhibit 99.1

Blackboxstocks Announces 2020 Revenue Increase of 217% and Year End Results

Achieved Positive Cash Flow from Operations of $143,580, a Positive Swing of $854,572

DALLAS, TX - April 5, 2021-- Blackboxstocks Inc. (OTC PINK: BLBX) (“Blackbox”), a financial technology and social media hybrid platform offering real-time proprietary analytics for stock and options traders of all levels, today announced the Company’s financial results for its fiscal year ended December 31, 2020.

2020 Financial and Operating Highlights:

■	Total revenue for the year ended December 31, 2020 was $3,367,563, compared to $1,062,573 for the 2019 year, an increase of $2,304,990 or 217%.

■	Loss from operations for 2020 was $412,698, or 12% of revenue, compared to a loss from operations of $1,005,033, or 95% of revenue, for 2019.

■	Completed a $1.0 million debt financing with Feenix Venture Partners in November 2020

■	Generated positive cash flow from operations of $143,580 in 2020 compared to negative cash flow from operations of $710,992 in 2019, a positive swing of $854,572.

■	Cash position of $972,825 on December 31, 2020

Gust Kepler, CEO of Blackbox, commented, “2020 was a pivotal year for Blackboxstocks as we obtained the capital necessary to conduct a sustained marketing initiative that drove an increase in our user base of 309% over 2019. The resulting revenue increase combined with our lean operating structure enabled us to refinance potentially toxic convertible debt on favorable terms and exponentially lower the cost of our debt financing. With a stronger base to support operations, we are looking forward to another banner year in 2021.”

The table below presents summary financial data, see the Company’s Form 10-K filed with the Securities and Exchange Commission on March 31, 2021 for additional information:

Blackboxstocks Inc.
Summary Statements of Operations
For the years ended December 31, 2020 and 2019

	December 31,
	2020	2019

Revenues	$3,367,563	$1,062,573
Cost of revenues	1,201,320	695,076
Operating expenses	2,578,941	1,372,530
Loss from operations	$(412,698)	$(1,005,033)
Interest and financing expense	1,097,931	1,894,639
Loss (gain) on derivative liability	(1,155,718)	83,766
Net loss	$(354,911)	$(2,983,438)

About Blackboxstocks, Inc.

Blackboxstocks, Inc. is a financial technology and social media hybrid platform offering real-time proprietary analytics and news for stock and options traders of all levels. Our web-based software employs “predictive technology” enhanced by artificial intelligence to find volatility and unusual market activity that may result in the rapid change in the price of a stock or option. Blackbox continuously scans the NASDAQ, New York Stock Exchange, CBOE, and all other options markets, analyzing over 8,000 stocks and up to 900,000 options contracts multiple times per second. We provide our users with a fully interactive social media platform that is integrated into our dashboard, enabling our users to exchange information and ideas quickly and efficiently through a common network. We recently introduced a live audio/video feature that allows our members to broadcast on their own channels to share trade strategies and market insight within the Blackbox community. Blackbox is a SaaS company with a growing base of users that spans 42 countries; current subscription fees are $99.97 per month or $959.00 annually. For more information, go to: www.blackboxstocks.com

Safe Harbor Statement

Our prospects here at Blackbox stocks are subject to uncertainties and risks. This press release contains forward-looking statements that involve substantial uncertainties and risks. These forward-looking statements are based upon our current expectations, estimates and projections about our business, and reflect our beliefs and assumptions based upon information available to us at the date of this press release. In some cases, you can identify these statements by words such as “if,” “may,” “might,” “will, “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” and other similar terms. These forward-looking statements include, among other things, plans for proposed operations, descriptions of our strategies, our product and market development plans, and other objectives, expectations and intentions, the trends we anticipate in our business and the markets in which we operate, and the competitive nature and anticipated growth of those markets. We caution readers that forward-looking statements are predictions based on our current expectations about future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Our actual results, performance or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors including, but not limited to, the risks and uncertainties discussed in our other filings with the Securities Exchange Commission. We undertake no obligation to revise or update any forward-looking statement for any reason.

Contacts:

Investors@blackboxstocks.com

PCG Advisory
Stephanie Prince, Managing Director
(646) 863-6341
sprince@pcgadvisory.com

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